Exhibit 5
November 1, 2010
Navarre Corporation
7400 49th Avenue North
New Hope, Minnesota 55428
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended from time to time, relating to the offering of up to an additional 3,500,000 shares of Common Stock, no par value (the “Shares”), of Navarre Corporation, a Minnesota corporation (the “Registrant”), pursuant to an amendment to the Navarre Corporation Amended and Restated 2004 Stock Plan (the “Plan”), I have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as I have deemed necessary or appropriate in connection with this opinion.
     In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photo static copies and the authenticity of the originals of such copies. I have also assumed that all of the Shares will be issued for the consideration permitted under the Plan as currently in effect. Based upon the foregoing, I am of the opinion that:
     1. The Registrant is duly incorporated and validly existing as a corporation under the laws of the State of Minnesota.
     2. All necessary corporate proceedings have been taken to authorize the issuance of the Shares being registered under the Registration Statement.
     3. The Shares covered by this Registration Statement, when issued in accordance with proper corporate authorizations, will be validly issued, fully paid, and nonassessable.
     I am admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.
     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto. Except as otherwise provided herein, this opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my express permission.

Very truly yours,
/s/ Linda Alsid Ruehle
Linda Alsid Ruehle
Assistant General Counsel